UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 5, 2019

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road, Suite 200, Macon, Georgia		31210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(478) 822-2801

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)
On March 5, 2019, Blue Bird Corporation, a Delaware corporation (the “Company”), held its annual meeting of stockholders. The Company solicited proxies for the meeting pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

(b)
The only matter voted upon by stockholders at the annual meeting was the election of directors. Two nominees for election as directors to Class II of the Company's classified board were elected for three-year terms (until the 2022 annual meeting), with the results of the voting as follows:

Nominee	Term Expires (at annual meeting of stockholders)	Votes For	Votes Withheld
Chan W. Galbato	2022	22,528,481	79,949
Kathleen M. Shaw, PH.D.	2022	21,630,309	978,121

There were no abstentions and no broker non-votes with respect to this matter.

The terms of the following Class I directors will continue until the 2021 annual meeting of stockholders: Gurminder S. Bedi, Kevin Penn and Alan H. Schumacher. The terms of the following Class III directors will continue until the 2020 annual meeting of stockholders: Douglas Grimm, Phil Horlock and Connor Wentzell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

Dated: March 5, 2019	By:	/s/ Paul Yousif
	Name:	Paul Yousif
	Title:	General Counsel and Corporate Treasurer